Exhibit 10.5
EMPLOYMENT AGREEMENT AMENDMENT
     THIS EMPLOYMENT AGREEMENT AMENDMENT (this “AMENDMENT”) is entered into as of May 13, 2009, by and between Franklin Savings and Loan Company (the “EMPLOYER”) and Gregory W. Meyers (the “EMPLOYEE”).
     WHEREAS, the EMPLOYER and EMPLOYEE are parties to an AGREEMENT, effective as of August 15, 2004, and amended December 30, 2008 (as the same may be amended from time to time, the “AGREEMENT”);
     WHEREAS, the current expiration date of the AGREEMENT is August 15, 2011; and
     WHEREAS, the EMPLOYER and the EMPLOYEE each desire to amend the AGREEMENT as described herein;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the EMPLOYER and the EMPLOYEE agree as follows:
     1. Section 4(b) of the AGREEMENT is hereby deleted in its entirety and the following Section 4(b) shall be substituted therefor:
          (b) Termination without Change of Control.
     (i) In the event that the EMPLOYER terminates the employment of the EMPLOYEE for any reason other than JUST CAUSE, and the termination is not in connection with a CHANGE OF CONTROL pursuant to Section 4(a) of this AGREEMENT, the EMPLOYER shall be obligated to continue to: (A) pay to the EMPLOYEE, his designated beneficiaries or his estate, his annual salary provided pursuant to Section 3(a) of this AGREEMENT as of the date of termination until the end of the EMPLOYMENT TERM; and (B) provide to the EMPLOYEE, his eligible dependents and beneficiaries, at the EMPLOYER’s expense, group health benefits, hospitalization and disability benefits substantially equal to those being provided to the EMPLOYEE at the date of termination of his employment, to the extent permitted under the terms of such plans, until the earliest to occur of (1) the first anniversary of the effective date of the EMPLOYEE’s termination, or (2) the date the EMPLOYER is included in another employer’s plans providing comparable benefits and coverage.
     (ii) Payment of the amounts described in Section 4(b)(i) shall be subject to the following:
     (A) If the amounts described in Section 4(b)(i) are equal to or less than the lesser of (i) twice the EMPLOYEE’s annualized base salary for the year immediately preceding the year of termination (adjusted for any increase during the year of termination that was expected to continue indefinitely) or (ii) twice the limit set forth in Section 401(a)(17) of the Internal Revenue Code for the year of termination (such lesser amount being the “MONTHLY PAYMENT LIMIT”), payment shall be made in substantially equal monthly installments for the remainder of the EMPLOYMENT TERM (but in no event later than December 31 of the second calendar year following the year of termination); and
     (B) If the amounts described in Section 4(b)(i) exceed the MONTHLY PAYMENT LIMIT, then the MONTHLY PAYMENT LIMIT shall be paid in substantially equal monthly installments for the remainder of the EMPLOYMENT TERM (but in no event later than December 31 of the second calendar year following the year of termination), and any excess over the MONTHLY PAYMENT LIMIT shall be paid in a lump sum no later than 60 days following the EMPLOYEE’s termination.
     2. Extension of EMPLOYMENT TERM. The EMPLOYMENT TERM of the AGREEMENT is hereby extended and the AGREEMENT shall terminate and expire on March 31, 2012.
     3. Effect of Prior Agreements. Except as amended or extended by the AMENDMENT, all of the terms and conditions of the AGREEMENT shall remain in full force and effect during the EMPLOYMENT TERM.
     4. Definitions. Capitalized terms used in this AMENDMENT without definition shall have the meanings given to such terms in the AGREEMENT.
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     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the first date set forth above.

EMPLOYER			EMPLOYEE

FRANKLIN SAVINGS AND LOAN COMPANY			/s/ Gregory W. Meyers
Gregory W. Meyers

By:	/s/ Gretchen J. Schmidt
Gretchen J. Schmidt
	Its:	President